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                                                                 Exhibit (O)(3)


                               POWER OF ATTORNEY


The undersigned hereby constitutes and appoints Keith T. Robinson, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him, and in his name, place or stead, in any and in all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of the ProFunds (including post-effective amendments and supplements thereto), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every other act and thing ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.


January 24, 2000


                                            /s/ Gary Tenkman
                                            ----------------------
                                                Gary Tenkman